UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

filed on September 22, 2025

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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AgriFORCE Growing Systems, Ltd.

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CNBC Squawk Box Interview

On September 22, 2025, the lead advisor to AgriFORCE Growing Systems, Ltd.’s (the “Company”), Anthony Scaramucci, participated in an interview on CNBC Squawk Box. The following is a transcript from the video segment:

Host: Some other news, Anthony Scaramucci, founder and managing partner of SkyBridge Capital, as of today, he’s also the new lead advisor of AVAX One, that’s a company aiming to maximize ownership of AVAX, which is a native token of Avalanche, just to confuse you a little more, the blockchain used by BlackRock and Visa, AVAX will be NASDAQ listed since it is the new name, again, lots of lots of different pieces to this, for AgriFORCE Growing Systems. Is that complicated for people to understand?

Scaramucci: I mean you’ve read that well. It’s complicated, to make it simpler, there’s a couple of very good layer one technologies like Solana, Ethereum, and Avalanche that we believe are going to be the future of tokenization and so we made a big bet on this alongside of Hivemind and the Avalanche Foundation, and we’re going to have a digital asset treasury for Avalanche. It’s a smaller token in terms of market capital relative to the bigger ones, but lots of big corporate CTOs, Andrew, are picking up Avalanche as part of their story to tokenize their funds or potentially even tokenize their stock.

Host: We just talked about BlackRock and Visa as examples of that.

Scaramucci: JPMorgan.

Host: Are they using that instead of Salon or Ethereum?

Scaramucci: No, I think, we believe in a multi- chain world, but I think what’s interesting about Avalanche, they have something called subnet so that you can do some customization on the chain through the contract layering on the on the token. So it allows for people to sort of have their own digital fingerprint. I often say that Avalanche is like a Swiss Army knife of layer one, so it’s got a lot of flexibility. So listen, we like the other tokens as well, you know, I’m good friends with Dan and obviously great friends with Kyle.

Wall Street Journal Article

On September 22, 2025, the Wall Street Journal published the following article:

Scaramucci-Backed Crypto Treasury Company Launches With $550 Million Fundraising Plan

AVAX One plans to tokenize traditional financial assets on the Avalanche blockchain

By Vicky Ge Huang

Sept. 22, 2025 7:00 am ET

Anthony Scaramucci and crypto investment firm Hivemind Capital are investing in a new company that intends to buy digital tokens issued on the Avalanche blockchain, the first of its kind.

The details

AgriFORCE Growing Systems (AGRI 139.42%), a tiny agriculture-tech company that switched gears to become a bitcoin miner, said Monday it plans to raise about $550 million from outside investors to acquire AVAX tokens.

Scaramucci, the adviser-turned-antagonist to President Trump and founder of SkyBridge Capital, is among the new investors and will lead AgriFORCE’s advisory board. He will help with capital raising and marketing.

Hivemind Capital, led by former Citigroup executive Matt Zhang, said it has invested “meaningful capital” in the company. Zhang is expected to become chairman of the company’s board.

Hivemind, Scaramucci and other investors will become the majority shareholders of the company. It will be renamed AVAX One.

As of Friday, AgriFORCE had a market capitalization of just $3.2 million.

Launched in 2020, the Avalanche blockchain is a high-speed network used by various Wall Street banks and asset managers. The AVAX token has a market cap of about $14 billion.

AVAX One aims to own more than $700 million in AVAX tokens and tokenize, or represent traditional assets to be traded, on the Avalanche blockchain. Over the long term, it plans to acquire fintech and insurance companies and move them to the Avalanche network. SkyBridge, which first invested in AVAX tokens in February 2024, has tokenized $300 million of its flagship hedge funds on the Avalanche blockchain.

“I believe all assets will eventually be tokenized, and Avalanche is positioned as a go- to chain for tokenization of all types of real-world assets,” Scaramucci said in an email.

The context

The rush to bet on tokenization follows Trump’s signing of the Genius Act, which establishes a regulatory framework for tokenized dollars known as stablecoins. The landmark measure has unleashed a wave of efforts to put everything from individual stocks to funds and real assets on a digital ledger.

“For the first time ever, we have a very supportive regulatory environment for us to really try to achieve the full potential of this technology,” Zhang said in an interview. “We have to dream big.”

The president’s public embrace of crypto has created an environment of optimism and reduced regulatory burdens for crypto treasury companies. Last month, Trump’s media business launched a new company to buy and hold CRO, a niche token affiliated with Crypto.com. Earlier this year, Trump Media & Technology Group raised more than $2 billion from investors to buy bitcoin.

The big picture

Investors’ enthusiasm for so-called crypto treasury companies has waned. Some 25% of all bitcoin treasury stocks are trading below the total value of the tokens they hold, according to K33 Research. And shares of some companies have fallen sharply from their peaks, with fast-money traders unloading their shares after scoring quick gains.

These companies are following the same approach pioneered by Strategy, formerly known as MicroStrategy. The playbook is to raise capital by issuing new shares or debt, and use the cash to stockpile bitcoin and other cryptocurrencies. Aiming for a faster route to the public markets, some crypto firms hoping to accumulate tokens are opting to merge with small, often struggling, publicly traded companies or special- purpose acquisition companies.

LinkedIn and X

On September 22, 2025, the following was posted on the Company’s LinkedIn and X platforms:

AgriForce is delighted to announce our $550 Million Capital Raise Strategy and will be renamed AVAX One.

This makes us the first NASDAQ-listed company with a dedicated strategy to maximize ownership of $AVAX, the native token of the Avalanche network.

Led by Hivemind Capital, with a Strategic Advisory board led by Anthony Scaramucci, Founder of SkyBridge Capital, and Brett Tejpaul, Head of Coinbase Institutional, alongside other leaders in finance to be announced.

For more information, please see our transaction press release and SEC filing.

Important Stockholder Information

On September 22, 2025, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2025 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Participant Information

The Company, its directors, director nominees, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2025 Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on September 22, 2025, in the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” (on page 8). All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.